                                                                    Exhibit 99.1

[GRAPHIC OMITTED]                 PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
                                  200 South Broad Street
                                  Philadelphia, PA 19102
                                  www.preit.com

                                  Phone:  215-875-0700
                                  Fax:      215-546-7311
                                  Toll Free: 866-875-0700

FOR FURTHER INFORMATION:



AT THE COMPANY                    AT KCSA PUBLIC RELATIONS WORLDWIDE
--------------                    ----------------------------------------------
Robert McCadden                   Evan Smith, CFA              Erica Pettit
EVP and CFO                       (Investor Relations)         (Media Relations)
(215) 875-0700                    (212) 896-1251               (212) 896-1248

FOR IMMEDIATE RELEASE
---------------------
August 5, 2004

                PENNSYLVANIA REAL ESTATE INVESTMENT TRUST REPORTS
                     2004 SECOND QUARTER & SIX MONTH RESULTS
                           o Raises 2004 FFO Guidance

PHILADELPHIA, PA, August 5, 2004, Pennsylvania Real Estate Investment Trust ("PREIT") (NYSE: PEI) today announced its results for the second quarter and six months ended June 30, 2004. Net income available to common shareholders for the second quarter of 2004 was $0.21 per diluted share. FFO per common share and Operating Partnership unit ("share") for the second quarter of 2004 was $0.86, which was above the midpoint of the Company's guidance provided in May 2004.
The Company also increased its 2004 FFO guidance range to be between $3.57 and $3.65 per share.

2004 SECOND QUARTER HIGHLIGHTS

o Income from continuing operations for the second quarter of 2004 increased to $9.4 million from $6.9 million in the second quarter of 2003.

o Net income available to common shareholders for the second quarter of 2004 decreased to $8.0 million from $144.6 million in the second quarter of 2003. Net income in the second quarter of 2004 included income from discontinued operations of $2.0 million compared to $137.8 million in the second quarter of 2003.

o Net income available to common shareholders for the second quarter of 2004 was $0.21 per diluted share, a decrease from $8.54 per diluted share in the second quarter of 2003. Net income per diluted share in the second quarter of 2004 included income from discontinued operations of $0.05 per share compared to $8.14 per share in the second quarter of 2003.

o Funds From Operations (FFO) for the second quarter of 2004 increased by 129% to $34.0 million from $14.8 million in the second quarter of 2003.

o FFO per share increased by 7.5% to $0.86 in the second quarter of 2004 from $0.80 in the second quarter of 2003.

o Net Operating Income (NOI) for the second quarter of 2004 increased by 135% to $64.8 million from $27.6 million in the second quarter of 2003.

PREIT Announces Second Quarter 2004 Results
August 5, 2004
Page 2


o Same store NOI for the Company's retail portfolio increased by 4.3% from the second quarter of 2003.

See the financial tables on pages 10 and 11 for a reconciliation of the terms FFO, NOI and earnings before interest, taxes, depreciation and amortization (EBITDA) as used in this release to net income, the most directly comparable GAAP measure.

Ronald Rubin, Chairman and Chief Executive Officer of PREIT, stated,"Our second quarter results reflect the inherent quality of our properties and our ability to create growth from within our portfolio. Our recent announcement regarding Wal-Mart's move to Echelon Mall in Voorhees, NJ is a clear example of the way PREIT takes creative approaches to revitalizing properties."

During 2003, the Company completed the sale of all the properties and joint venture investments that comprised its multifamily portfolio. The 15 wholly-owned multifamily properties are classified as discontinued operations on the consolidated statement of income for the second quarter of 2003 and six months ended June 30, 2003. The four joint-venture multifamily properties are included as continuing operations for the second quarter of 2003 and six months ended June 30, 2003.

Also, as of June 30, 2004, six malls that were acquired in the November 2003 merger with Crown American Realty Trust ("Crown") are classified as assets held for sale on the consolidated balance sheet and as discontinued operations on the consolidated statement of income. Five of the six malls are currently under agreement of sale. These five malls are Bradley Square Mall in Cleveland, Tennessee; Martinsburg Mall in Martinsburg, West Virginia; Mount Berry Square Mall in Rome, Georgia; Shenango Valley Mall in Hermitage, Pennsylvania; and West Manchester Mall in York, Pennsylvania. The sixth mall, Schuylkill Mall in Frackville, Pennsylvania, will continue to be held for sale by the Company. Also, Rio Grande Mall, a joint venture property, in Rio Grande, New Jersey, is under agreement of sale, and is included in continuing operations.


SECOND QUARTER RESULTS
Net income available to common shareholders for the second quarter ended June 30, 2004 was $7,989,000, or $0.21 per diluted share, on 35,737,000 weighted average common shares outstanding (diluted), compared with $144,638,000, or $8.54 per diluted share, on 16,931,000 weighted average common shares outstanding (diluted) for the second quarter of 2003. Net income for the second quarter of 2003 included a gain on sale of $150,201,000 from the sale of 13 wholly-owned multifamily properties and $4,401,000 from the sale of the Company's interests in two joint venture multifamily properties.

For the second quarter of 2004, the Company's FFO increased by 129% to $34,007,000 from $14,843,000 for the second quarter of 2003.

FFO per share increased by 7.5% to $0.86 in the second quarter of 2004 from $0.80 in the second quarter of 2003. Weighted average shares outstanding increased to 39,546,000 for the second quarter of 2004 from 18,615,000 for the second quarter of 2003.

PREIT Announces Second Quarter 2004 Results
August 5, 2004
Page 3

NOI from wholly-owned properties and the Company's proportionate share of partnerships and joint venture properties increased by 135% to $64,814,000 for the second quarter of 2004 from $27,584,000 for the second quarter of 2003.

The results of the second quarter of 2004 reflect the acquisition of 26 wholly-owned shopping malls and the remaining 50% interest in Palmer Park Mall in Easton, Pennsylvania as a result of the Company's merger with Crown on November 20, 2003. The results of the second quarter of 2004 also reflect the 2003 acquisition of six shopping malls from The Rouse Company, the purchase in 2003 of the remaining 70% interest in Willow Grove Park in Willow Grove, Pennsylvania and the purchase of The Gallery at Market East II in Philadelphia, Pennsylvania in May, 2004. The increase in FFO and NOI in the second quarter of 2004 from these acquisitions was partially offset by the disposition of the Company's 15 wholly-owned multifamily properties that were included as discontinued operations during the second quarter of 2003 and the four joint venture multifamily properties that were also sold in 2003 and were included as continuing operations for the second quarter of 2003.

Revenues in the second quarter of 2004 were reduced by $203,000 due to the amortization of above-and below-market lease intangibles (application of Statement of Financial Accounting Standards ("SFAS") No. 141) compared to $130,000 in the second quarter of 2003. Interest expense for the second quarter of 2004 was reduced by $4,848,000 due to debt premium amortization compared to $1,118,000 in the second quarter of 2003.

The per share amounts that were used to calculate net income per diluted share were affected by the increase in weighted average shares outstanding, primarily with regard to the 6.3 million common shares issued in connection with the Company's public offering in August 2003 and the 11.7 million common shares issued in connection with the merger with Crown in November 2003. FFO per share was also affected by the 1.7 million Operating Partnership units issued in connection with the merger with Crown in November 2003.

SIX-MONTH RESULTS
Net income available to common shareholders for the six months ended June 30, 2004 was $13,549,000, or $0.37 per diluted share, on 35,714,000 weighted average shares of beneficial interest outstanding (diluted) compared to $149,615,000, or $8.87 per diluted share, on 16,874,000 weighted average shares of beneficial interest outstanding (diluted) for the six months ended June 30, 2003. Net income for the six months ended June 30, 2003 included gains on sale of $155,714,000 comprised of $150,201,000 from the sale of 13 wholly-owned multifamily properties, $4,401,000 from the sale of the Company's interests in two joint venture multifamily properties and $1,112,000 from the sale of land at Crest Plaza Shopping Center in Allentown, Pennsylvania to Target.

FFO for the six months ended June 30, 2004 totaled $67,438,000, an increase of 156% over $26,376,000 for the comparable six-month period in 2003.

FFO per share for the six-month period ended June 30, 2004 increased by 19.6% to $1.71 on 39,393,000 weighted average shares outstanding, compared to $1.43 per share on 18,461,000 weighted average shares outstanding for the six months ended June 30, 2003.

PREIT Announces Second Quarter 2004 Results
August 5, 2004
Page 4

NOI from wholly-owned properties and the Company's proportionate share of partnerships and joint venture properties totaled $127,659,000 for the six months ended June 30, 2004, an increase of 178% compared to $45,863,000 for the six months ended June 30, 2003.

The results of the six months ended June 30, 2004 reflect the acquisition of 26 wholly-owned shopping malls and the remaining 50% interest in Palmer Park Mall in Easton, Pennsylvania as a result of the Company's merger with Crown on November 20, 2003. These results also reflect the 2003 acquisition of six shopping malls from The Rouse Company, the purchase in 2003 of the remaining 70% interest in Willow Grove Park in Willow Grove, Pennsylvania and the purchase of The Gallery at Market East II in Philadelphia, Pennsylvania. The increase in FFO and NOI in the second quarter of 2004 from these acquisitions was partially offset by the disposition of the Company's 15 wholly-owned multifamily properties that were included as discontinued operations and the four joint venture multifamily properties that were also sold in 2003 and were included as continuing operations for the second quarter 2003.The increase was also offset by approximately $1,200,000 of bad debt expense related to tenants in bankruptcy, including KB Toys, Gadzooks and FootAction and additional general and administrative expenses related to corporate governance matters and the integration with Crown, which were mentioned in the Company's press release on June 17, 2004.

RETAIL PERFORMANCE & OCCUPANCY LEVELS
In the second quarter of 2004, same store NOI for the Company's retail portfolio increased by 4.3%, or $631,000 compared to the second quarter of 2003, primarily as a result of a 3.9% increase in total revenues.

Occupancy in the Company's same store retail portfolio increased to 95.2% as of June 30, 2004, 140 basis points higher than the 93.8% occupancy rate as of June 30, 2003.

The Company's power centers and enclosed malls were 98.0% and 90.2% occupied, respectively, as of June 30, 2004, compared to 97.7% and 88.0% occupied, respectively, as of June 30, 2003. The Company's same store mall properties reported sales of $348 per square foot in the trailing twelve months ended June 30, 2004, as compared to $350 per square foot in the comparable period ended June 30, 2003.

LEASING UPDATE
During the second quarter of 2004, the Company executed 119 retail leases encompassing 257,254 square feet at an average rent per square foot of $24.95. New leases for previously leased space accounted for 17 transactions totaling 42,013 square feet at an average rent of $32.96, or $8.37 higher than the average rent per square foot at the time of expiration. Eighty tenants renewed leases, representing 178,337 square feet at an average renewal rent of $22.57 per square foot, an increase of $0.88 per square foot over the rent at expiration. The Company also executed transactions for 22 formerly vacant spaces totaling 36,904 square feet with an average rent of $27.35 per square foot.

PORTFOLIO COMPOSITION
The Company ended the second quarter of 2004 with investments in real estate (excluding assets held for sale) of $2,528,585,000, an increase of $54,376,000 from $2,474,209,000 at the end of the first quarter of 2004. The increase is primarily due to the acquisitions of The Gallery at Market East II and the remaining 27% ownership interest in Cherry Hill Mall.

PREIT Announces Second Quarter 2004 Results
August 5, 2004
Page 5

Jonathan B. Weller, PREIT's Vice Chairman, commented, "The recent announcements of the acquisition of The Gallery at Market East II and the agreements for the disposition of several non-core properties illustrate our commitment to strengthening our portfolio. We will continue to take every opportunity to create shareholder value by focusing our best efforts on our properties with the greatest potential for growth."

CAPITAL RESOURCES
Robert McCadden, PREIT's Executive Vice President and CFO, commented, "At the end of the second quarter the Company had $280 million available under its line of credit and, giving effect to the expected proceeds of $112 million from the sale of six properties in the third quarter, the Company has adequate liquidity for its redevelopment and development activities and opportunistic acquisitions which may arise."

Edward Glickman, PREIT's President and COO, commented, "The addition of Robert
F. McCadden to our management team as Chief Financial Officer enhances our operational capabilities and strategic focus."

2004 FORECAST
The Company estimates that for the calendar year 2004 net income available to common shareholders will be between $1.10 and $1.18 per share and increases its 2004 FFO guidance range to be between $3.57 and $3.65 per share. The Company estimates that for the third quarter 2004 net income available to common shareholders will be between $0.29 and $0.33 per share and that FFO per share will be between $0.84 and $0.88.

---------------------------------------- ------------------------- ---------------------
ESTIMATED PER SHARE                      THIRD QUARTER 2004        CALENDAR YEAR 2004
---------------------------------------- ------------------------- ---------------------
Net income available to common           $0.29- $0.33              $ 1.10- $1.18
shareholders
---------------------------------------- ------------------------- ---------------------
(Gain)/Loss on sales                     ($0.04)                   ($0.02)
---------------------------------------- ------------------------- ---------------------
Depreciation and amortization            $0.59                     $2.49
(includes Company's proportional share
of joint ventures), net of minority
interest
---------------------------------------- ------------------------- ---------------------
FFO                                      $0.84- $0.88              $ 3.57- $3.65
---------------------------------------- ------------------------- ---------------------

DIVIDEND DECLARATION
On July 30, 2004, PREIT announced that its Board of Trustees has declared a quarterly cash dividend of $0.54 per common share. The dividend will be paid on September 15, 2004, to common shareholders of record on September 1, 2004. The September 15, 2004 dividend payment will be PREIT's 110th consecutive distribution since its initial dividend paid in August 1962. Throughout its history, the Company has never omitted or reduced a shareholder dividend.

PREIT also announced on July 30, 2004, that its Board of Trustees has declared a regular quarterly dividend of $1.375 per share on its 11.00% senior preferred shares. The dividend will be paid on September 15, 2004 to holders of record on September 1, 2004.

PREIT Announces Second Quarter 2004 Results
August 5, 2004
Page 6

A copy of the Company's Distribution Reinvestment and Share Purchase Plan prospectus, enrollment forms and other information is available on the Company's web site at www.preit.com under Investor Information or by calling American Stock Transfer & Trust Company at (800) 278-4353, or the Company at (215) 875-0735. You should read the prospectus carefully before making any investment decisions.


OTHER EVENTS

AGREEMENTS FOR DISPOSITION OF FIVE MALLS AND ONE STRIP CENTER
On June 17, 2004, the Company announced that it had signed a definitive agreement to sell five malls to Lightstone Real Estate Partners, LLC. The five malls are classified by PREIT as assets held for sale.

The five malls are: Bradley Square Mall in Cleveland, Tennessee; Martinsburg Mall in Martinsburg, West Virginia; Mount Berry Square Mall in Rome, Georgia; Shenango Valley Mall in Hermitage, Pennsylvania; and West Manchester Mall in York, Pennsylvania.

The net proceeds are estimated to be $108.5 million after closing costs. No gain or loss is expected from the sale of the five malls.

The Company also has signed a definitive agreement to sell its 60% ownership interest in Rio Grande Mall, a 166,000 square foot strip center, in Rio Grande, New Jersey to Freeco Development LLC, an affiliate of the Company joint venture partner. The net proceeds are estimated to be $4.0 million. The Company is expected to record a gain of approximately $1.6 million in the third quarter of 2004 from this transaction.

ACQUISITION OF REMAINING 27% OWNERSHIP INTEREST IN CHERRY HILL MALL
On June 3, 2004, the Company announced that it has completed the acquisition of the remaining 27% ownership interest in, and now owns 100% of, Cherry Hill Mall, Cherry Hill, New Jersey. PREIT purchased the remaining equity in New Castle Associates, which owns Cherry Hill Mall, for approximately 609,000 Operating Partnership units at $29.285 per unit.

Cherry Hill Mall is a 1,266,000 square foot mall. As of June 30, 2004, the in-line sales volume was $422 per square foot with in-line occupancy of 93.6%.

ACQUISITION OF THE GALLERY AT MARKET EAST II
On May 20, 2004, the Company announced that it had completed the acquisition of The Gallery at Market East II, Philadelphia, PA, from 5 North Fifth Street, L.P., for approximately $32 million. The acquisition was funded from the Company's line of credit.

As of June 30, 2004, the in-line sales volume for The Gallery at Market East II was $419 per square foot with in-line occupancy of 70.2%. The Company underwrote the acquisition to generate an unleveraged return of approximately 9.5% on cost based on anticipated operating income for 2004. This property is subject to two ground leases with remaining terms of seventy-nine and twenty-nine years.

The Gallery at Market East II is 334,000 square feet and is part of The Gallery at Market East, the largest retail complex in downtown Philadelphia. The Company now owns 528,000 square feet of the 1.1 million total square footage of The Gallery at Market East. The Gallery at Market East is anchored by Strawbridge's, Big K-Mart and Burlington Coat Factory.

PREIT Announces Second Quarter 2004 Results
August 5, 2004
Page 7

SUBSEQUENT EVENTS

ECHELON MALL REDEVELOPMENT
On July 14, 2004 PREIT announced that Wal-Mart Stores, Inc. ("Wal-Mart") (NYSE:WMT) will build a 147,550 square foot store at the Company's Echelon Mall in Voorhees, New Jersey. The Wal-Mart store marks the beginning of the redevelopment of Echelon Mall and will occupy an outparcel in the area previously occupied by JC Penney. The Wal-Mart store will join Strawbridge's and Boscov's as Echelon Mall's anchor tenants.

PREIT anticipates an investment of an additional $12 to $15 million to complete Echelon Mall's redevelopment, not including the cost of constructing the Wal-Mart store, which will be paid by Wal-Mart. PREIT expects to earn a return of 10% to 12% on its incremental investment. Wal-Mart is expected to open in the spring of 2006.

DEFINITIONS
The National Association of Real Estate Investment Trusts ("NAREIT") defines Funds From Operations ("FFO") which is a non-GAAP measure, as income before gains (losses) on sales of property and extraordinary items (computed in accordance with GAAP); plus real estate depreciation; plus or minus adjustments for unconsolidated partnership and joint ventures to reflect funds from operations on the same basis. FFO is a commonly used measure of operating performance and profitability in the REIT industry, and we use FFO as a supplemental non-GAAP measure to compare our company's performance to that of our industry peers. In addition, we use FFO as a performance measure for determining bonus amounts earned under certain of our performance-based executive compensation programs. The Company computes FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than the Company. FFO does not include gains (losses) on real estate assets, which are included in the determination of net income in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net income and net cash provided by operating activities, and other non-GAAP financial performance measures such as net operating income. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions.

The Company believes that net income is the most directly comparable GAAP measurement to FFO. The Company believes that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as various non-recurring items that are considered extraordinary under GAAP, gains on sales of real estate and depreciation and amortization of real estate.

PREIT Announces Second Quarter 2004 Results
August 5, 2004
Page 8

Net operating income ("NOI"), which is a non-GAAP measure, is derived from revenues (determined in accordance with GAAP) minus property operating expenses (determined in accordance with GAAP). Net operating income is a non-GAAP measure. It does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity; nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions. The Company believes that net income is the most directly comparable GAAP measurement to net operating income.

The Company believes that net operating income is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. Net operating income excludes general and administrative expenses, management company revenues, interest income, interest expense, depreciation and amortization, income from discontinued operations and gains on sales of interests in real estate.

EBITDA is earnings before interest, taxes, depreciation and amortization. On a property level, EBITDA and NOI are equivalent; however, certain corporate revenues and expenses are added and deducted to/from NOI to derive EBITDA on a company wide basis. Specifically, management company revenues and interest income are added to NOI while corporate payroll and other general and administrative expenses are deducted from NOI to calculate EBITDA. The Company believes that net income is the most directly comparable GAAP measurement to EBITDA. The Company believes that EBITDA helps the Company and its investors evaluate the ongoing operating performance of its properties and facilitate comparisons with other REITs and real estate companies. These measures assist management by providing a baseline to assess property-level results, particularly as the Company acquires or sells assets. The EBITDA measures presented by the Company may not be comparable to other similarly titled measures of other companies.

CONFERENCE CALL INFORMATION
Management has scheduled a conference call for 3:00 P.M. EASTERN DAYLIGHT TIME TODAY to review the Company's second quarter results, market trends and future outlook. To listen to the call, please dial (800) 946-0783 (domestic) or (719) 457-2658 (international) at least five minutes before the scheduled start time. Investors can also access the call in a "listen only" mode via the Internet at the Company website at www.preit.com or at www.vcall.com. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. Financial and statistical information expected to be discussed on the call will also be available on the Company's website.

For interested individuals unable to join the conference call, a replay of the call will be available through AUGUST 19, 2004, at (888) 203-1112 (domestic) or
(719) 457-0820 (international), (PASSCODE: 289550). The online archive of the webcast will be available for 14 days following the call.

PREIT Announces Second Quarter 2004 Results
August 5, 2004
Page 9

ABOUT PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
Pennsylvania Real Estate Investment Trust, founded in 1960 and one of the second equity REITs in the U.S., has a primary investment focus on retail shopping malls and power centers (approximately 33.8 million square feet) located in the eastern United States. PREIT's portfolio currently consists of 58 properties in 14 states. PREIT's portfolio includes 40 shopping malls, 14 strip and power centers and four industrial properties. PREIT is headquartered in Philadelphia, Pennsylvania. The Company's website can be found at www.preit.com.

This press release contains certain "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and other matters that are not historical facts. These forward-looking statements reflect PREIT's current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause future events, achievements or results to differ materially from those expressed by the forward-looking statements. Additionally, there can be no assurance that PREIT's actual results will not differ significantly from the forecast and estimates set forth above. PREIT's business is subject to uncertainties regarding the revenues, operating expenses, leasing activities, occupancy rates, and other competitive factors relating to PREIT's portfolio and changes in local market conditions as well as general economic, financial and political conditions, including the possibility of outbreak or escalation of war or terrorist attacks, any of which may cause future events, achievements or results to differ materially from those expressed by the forward-looking statements. PREIT does not intend to and disclaims any duty or obligation to update or revise any forward-looking statements or industry information set forth in this press release to reflect new information, future events or otherwise. Investors are also directed to consider the risks and uncertainties discussed in documents PREIT has filed with the Securities and Exchange Commission and, in particular, PREIT's Annual Report on Form 10-K for the year ended December 31, 2003.


                            [FINANCIAL TABLES FOLLOW]
                                      # # #
                ** A SUPPLEMENTAL QUARTERLY FINANCIAL PACKAGE **
          WILL BE AVAILABLE ON THE COMPANY'S WEB SITE AT WWW.PREIT.COM.

PREIT Announces Second Quarter 2004 Results
August 5, 2004
Page 10

                   PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
                            SELECTED FINANCIAL DATA


-----------------------------------------------------------------------   ------------------------      ------------------------
FUNDS FROM OPERATIONS                                                        Three Months Ended             Six Months Ended
-----------------------------------------------------------------------   ------------------------      ------------------------
                                                                          June 30,        June 30,       June 30,       June 30,
(In thousands, except per share amounts)                                    2004            2003          2004            2003
                                                                          ---------      ---------      ---------      ---------
Net income                                                                $  11,392      $ 144,638      $  20,355      $ 149,615
      Minority interest in Operating Partnership                              1,053            823          1,837          1,110
      Minority interest in Operating Partnership-discontinued operation         222         15,650            402         15,886
      Dividends on preferred  shares                                         (3,403)          --           (6,806)          --
      Gains on sales of interests in real estate                               --           (4,321)          --           (5,513)
      Gains on dispositions of discontinued operations                         --         (150,201)           550       (150,201)
      Depreciation and amortization:
          Wholly owned & consolidated partnerships, net                      23,602 (a)     6,929 (a)      48,881 (a)      9,579 (a)
          Unconsolidated partnerships & joint ventures                        1,141 (a)     1,325 (a)       2,219 (a)      3,591 (a)
          Discontinued operations                                              --             --             --            2,309
                                                                          ---------      ---------      ---------      ---------
FUNDS FROM OPERATIONS                                                      $ 34,007 (b)   $ 14,843 (b)   $ 67,438 (b)   $ 26,376 (b)
                                                                          =========      =========      =========      =========

FUNDS FROM OPERATIONS PER SHARE AND OP UNITS                              $    0.86      $    0.80      $    1.71      $    1.43
                                                                          =========      =========      =========      =========

Weighted average number of shares outstanding                                35,517         16,616         35,460         16,579
Weighted average effect of full conversion of OP units                        4,029          1,999          3,933          1,882
                                                                          ---------      ---------      ---------      ---------
Total weighted average shares outstanding, including OP units                39,546         18,615         39,393         18,461
                                                                          ---------      ---------      ---------      ---------

Weighted average number of preferred shares                                   2,475           --            2,475           --
                                                                          ---------      ---------      ---------      ---------


a) Excludes depreciation of non-real estate assets, amortization of deferred financing costs and discontinued operations.
b) Includes the non-cash effect of straight-line rents of $1,218 and $612 for the 2nd quarter 2004 and 2003, respectively, and $2,567 and $985 for the six months ended June 30, 2004 and 2003, respectively.


-----------------------------------------------------------------------   ------------------------      ------------------------
OPERATING RESULTS                                                           Three Months Ended             Six Months Ended
-----------------------------------------------------------------------   ------------------------      ------------------------
                                                                          June 30,        June 30,       June 30,       June 30,
(In thousands, except per share amounts)                                    2004            2003          2004            2003
                                                                          ---------      ---------      ---------      ---------
REVENUE:
      Real estate revenues:
      Base rent                                                           $  62,029      $  21,568      $ 123,373      $  33,493
      Percentage rent                                                         1,312            205          3,484            478
      Expense reimbursements                                                 28,007          8,933         56,537         12,835
      Lease termination revenue                                                 961           --              988            259
      Other real estate revenues                                              2,069            787          4,001          1,121
                                                                          ---------      ---------      ---------      ---------
      Total real estate revenues                                             94,378         31,493        188,383         48,186
                                                                          ---------      ---------      ---------      ---------
      Management Company revenue                                              1,738          3,655          3,799          5,836
      Interest and other income                                                 431            193            685            335
                                                                          ---------      ---------      ---------      ---------
      Total revenues                                                         96,547         35,341        192,867         54,357
                                                                          ---------      ---------      ---------      ---------
EXPENSES:
      Property operating expenses:
      Property payroll and benefits                                          (5,498)        (1,622)       (12,195)        (2,635)
      Real estate and other taxes                                            (9,340)        (2,916)       (17,921)        (4,211)
      Utilities                                                              (7,019)        (1,214)       (13,341)        (1,492)
      Other operating expenses                                              (12,456)        (4,435)       (26,490)        (6,749)
                                                                          ---------      ---------      ---------      ---------
      Total property operating expenses                                     (34,313)       (10,187)       (69,947)       (15,087)
                                                                          ---------      ---------      ---------      ---------
      Depreciation and amortization                                         (23,668)        (6,994)       (49,012)       (10,507)
      General and administrative expenses:                                     --             --
      Corporate payroll                                                      (6,205)        (3,948)       (12,897)        (7,584)
      Other general and administrative expenses                              (5,573)        (3,569)        (9,692)        (6,259)
                                                                          ---------      ---------      ---------      ---------
      Total general & administrative expenses                               (11,778)        (7,517)       (22,589)       (13,843)
                                                                          ---------      ---------      ---------      ---------
      Interest expense                                                      (17,757)        (9,097)       (35,564)       (13,143)
                                                                          ---------      ---------      ---------      ---------
      Total expenses                                                        (87,516)       (33,795)      (177,112)       (52,580)
Income before equity in income of partnerships and joint
ventures, gains on sales of interests in real estate, minority
interest and discontinued operations                                          9,031          1,546         15,755          1,777
Equity in income of partnerships and joint ventures                           1,648          2,023          3,413          3,800
Gains on sales of interests in real estate                                     --            4,321           --            5,513
                                                                          ---------      ---------      ---------      ---------
Income before minority interest and discontinued operations                  10,679          7,890         19,168         11,090
      Minority interest in properties                                          (213)          (207)          (632)          (207)
      Minority interest in Operating Partnership                             (1,053)          (823)        (1,837)        (1,110)
                                                                          ---------      ---------      ---------      ---------
Income from continuing operations                                             9,413          6,860         16,699          9,773
                                                                          ---------      ---------      ---------      ---------
Discontinued operations:
      Income from discontinued operations                                     2,207          3,227          4,622          5,527
      Gains on disposition of discontinued operations                          --          150,201           (550)       150,201
      Minority interest in properties                                            (6)          --              (14)          --
      Minority interest in Operating Partnership                               (222)       (15,650)          (402)       (15,886)
                                                                          ---------      ---------      ---------      ---------
Total discontinued operations                                                 1,979        137,778          3,656        139,842
                                                                          ---------      ---------      ---------      ---------
Net income                                                                $  11,392      $ 144,638      $  20,355      $ 149,615
      Dividends on preferred shares                                          (3,403)          --           (6,806)          --
                                                                          ---------      ---------      ---------      ---------
Net income available to common shareholders                               $   7,989      $ 144,638      $  13,549      $ 149,615
                                                                          =========      =========      =========      =========

BASIC EARNINGS PER SHARE
      From continuing operations                                          $    0.16      $    0.41      $    0.27      $    0.59
      From discontinued operations                                        $    0.06      $    8.29      $    0.10      $    8.43
                                                                          ---------      ---------      ---------      ---------
TOTAL BASIC EARNINGS PER SHARE                                            $    0.22      $    8.70      $    0.37      $    9.02
                                                                          =========      =========      =========      =========

DILUTED EARNINGS PER SHARE
      From continuing operations                                          $    0.16      $    0.40      $    0.27      $    0.58
      From discontinued operations                                        $    0.05      $    8.14      $    0.10           8.29
                                                                          ---------      ---------      ---------      ---------
TOTAL DILUTED EARNINGS PER SHARE                                          $    0.21      $    8.54      $    0.37      $    8.87
                                                                          =========      =========      =========      =========

Weighted average number of shares outstanding (diluted)                      35,737         16,931         35,714         16,874
                                                                          ---------      ---------      ---------      ---------

PREIT Announces Second Quarter 2004 Results
August 5, 2004
Page 11

                   PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
                            SELECTED FINANCIAL DATA

-----------------------------------------------------------------------   ------------------------      ------------------------
EQUITY IN INCOME OF PARTNERSHIPS
AND JOINT VENTURES                                                          Three Months Ended             Six Months Ended
-----------------------------------------------------------------------   ------------------------      ------------------------
                                                                          June 30,        June 30,       June 30,       June 30,
(In thousands)                                                              2004            2003          2004            2003
                                                                          ---------      ---------      ---------      ---------
Gross revenues from real estate                                            $ 14,600       $ 22,916       $ 29,212       $ 46,626
                                                                           ========       ========       ========       ========
Expenses:
   Property mangagement expenses                                             (4,515)        (7,374)        (9,149)       (15,790)
   Mortgage interest expense                                                 (4,402)        (7,286)        (8,590)       (14,790)
   Depreciation and amortization                                             (2,252)        (3,955)        (4,392)        (8,198)
                                                                           --------       --------       --------       --------
Total expenses                                                              (11,169)       (18,615)       (22,131)       (38,778)
                                                                           --------       --------       --------       --------
Net revenues from real estate                                                 3,431          4,301          7,081          7,848
Less: Partners' share                                                        (1,754)        (2,201)        (3,584)        (3,962)
                                                                           --------       --------       --------       --------
Company's share                                                               1,677          2,100          3,497          3,886
Amortization of excess investment                                               (29)           (77)           (84)           (86)
                                                                                                                              --
EQUITY IN INCOME OF PARTNERSHIPS                                           --------       --------       --------       --------
       AND JOINT VENTURES                                                  $  1,648       $  2,023       $  3,413       $  3,800
                                                                           ========       ========       ========       ========


               Supplemental Information for Wholly Owned Properties and the Company's Proportionate Share of Partnerships and Joint Ventures


-----------------------------------------------------------------------   ------------------------      ------------------------
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION
AND AMORTIZATION ("EBITDA")                                                 Three Months Ended             Six Months Ended
-----------------------------------------------------------------------   ------------------------      ------------------------
                                                                          June 30,        June 30,       June 30,       June 30,
(In thousands)                                                              2004            2003          2004           2003(1)
                                                                          ---------      ---------      ---------      ---------
Gross revenues                                                             $ 94,378       $ 31,493       $188,383       $ 48,186
Operating expenses                                                          (34,313)       (10,187)       (69,947)       (15,087)
Minority interest in properties                                                (213)          (207)          (632)          (207)
                                                                           --------       --------       --------       --------
Net operating income: wholly-owned properties                                59,852         21,099        117,804         32,892
Company's proportionate share of partnerships and
  joint ventures net operating income                                         4,962          6,485          9,855         12,971
                                                                           --------       --------       --------       --------
Combined net operating income                                                64,814         27,584        127,659         45,863
Interest and other income                                                       431            193            685            335
Management company revenue                                                    1,738          3,655          3,799          5,836
Total general & administrative expenses                                     (11,778)        (7,517)       (22,589)       (13,843)
                                                                           --------       --------       --------       --------
EBITDA                                                                      $55,205(2)     $23,915(2)    $109,554(3)    $ 38,191(3)
                                                                           ========       ========       ========       ========


1) NOI including the impact of disposed real estate assets was $67,895 and $32,552 for the 3 months ended 6/30/04 and 6/30/03, respectively. NOI including the impact of disposed real estate assets was $ 134,038 and $ 58,741 for the 6 months ended 6/30/04 and 6/30/03, respectively.
2) EBITDA including the impact of disposed real estate assets was $58,284 and $28,883 for the 3 months ended 6/30/04 and 6/30/03, respectively. EBITDA including the impact of disposed real estate assets was $115,933 and $51,068 for the 6 months ended 6/30/04 and 6/30/03, respectively.

-----------------------------------------------------------------------   ------------------------      ------------------------
RECONCILIATION OF NET INCOME TO PROPERTY LEVEL EBITDA
AND TO PROPERTY LEVEL NET OPERATING INCOME                                Three Months Ended             Six Months Ended
-----------------------------------------------------------------------   ------------------------      ------------------------
                                                                          June 30,        June 30,       June 30,       June 30,
(In thousands)                                                              2004            2003          2004            2003
                                                                          ---------      ---------      ---------      ---------
Net income                                                                 $ 11,392      $ 144,638      $  20,355      $ 149,615
Minority interest in Operating Partnership                                    1,053            823          1,837          1,110
Equity in income from partnerships and joint ventures                        (1,648)        (2,023)        (3,413)        (3,800)
Company's proportionate share of partnerships and
  joint ventures net operating income                                         4,962          6,485          9,855         12,971
Gains on sales of interests in real estate                                     --           (4,321)          --           (5,513)
Income from discontinued operations                                          (1,979)      (137,778)        (3,656)      (139,842)
Depreciation and amortization                                                23,668          6,994         49,012         10,507
Interest expense                                                             17,757          9,097         35,564         13,143
                                                                           --------      ---------      ---------      ---------
Property level EBITDA                                                        55,205         23,915        109,554         38,191
Interest and other income                                                      (431)          (193)          (685)          (335)
Management company revenue                                                   (1,738)        (3,655)        (3,799)        (5,836)
Total general & administrative expenses                                      11,778          7,517         22,589         13,843
                                                                           --------      ---------      ---------      ---------
PROPERTY LEVEL NET OPERATING INCOME                                        $ 64,814      $  27,584      $ 127,659      $  45,863
                                                                           ========      =========      =========      =========

-----------------------------------------------------------------------                                 --------------------------
MORTGAGE NOTES AND BANK
LOANS PAYABLE                                                                                               Six Months Ended
-----------------------------------------------------------------------                                 -------------------------
                                                                                                         June 30,    December 31,
(In thousands)                                                                                            2004            2003
                                                                                                        ---------    ------------
Wholly-owned properties
  Mortgage notes payable                                                                               $1,141,998     $1,150,054
  Debt premium on mortgage notes payable                                                                   61,893         71,127
  Bank loans payable                                                                                      219,000        170,000
                                                                                                       ----------     ----------
                                                                                                        1,422,891      1,391,181
Company's proportionate share of
partnerships and joint ventures
  Mortgage notes payable                                                                                  108,595        109,581
                                                                                                       ----------     ----------
Total mortgage notes and bank loans payable                                                            $1,531,486     $1,500,762
                                                                                                       ==========     ==========
